Exhibit 1.1

9.500% Senior Notes Due 2029
AG MORTGAGE INVESTMENT TRUST, INC.
UNDERWRITING AGREEMENT
January 23, 2024
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Keefe, Bruyette & Woods, Inc.
Piper Sandler & Co.
as Representatives of the several Underwriters
Dear Ladies and Gentlemen:
     AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. are acting as representatives (in such capacity, the “Representatives”), to sell $30,000,000 aggregate principal amount of its 9.500% Senior Notes due 2029 (the “Firm Securities”) to be issued pursuant to the provisions of a base indenture, to be dated as of January 26, 2024 (the “Base Indenture”), as supplemented by a supplemental indenture to be dated as of January 26, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional $4,500,000 aggregate principal amount of its 9.500% Senior Notes due 2029 (the “Optional Securities”) to cover over-allotments, if any. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”
To the extent there are no additional Underwriters listed on Schedule A other than the Representatives, the term Representatives as used herein shall mean the Underwriters, and the terms Representatives or Underwriters shall mean either the singular or plural as the context requires.
1. Representations and Warranties of the Company and Representations and Warranties of the Manager.
(a)    The Company represents and warrants to, and agrees with, the several Underwriters that:
(i)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission (as defined below) a registration statement on Form S-3 (No. 333-255931), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Securities Act, which has become effective. “Registration Statement” means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration

Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
For purposes of this Agreement:
“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
“Applicable Time” means 4:15 p.m. (Eastern time) on the date of this Agreement.
“Closing Date” has the meaning defined in Section 2 hereof.
“Commission” means the Securities and Exchange Commission.
“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
“General Disclosure Package” means any General Use Issuer Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent Statutory Prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)), relating to the Offered Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (for the avoidance of doubt, including any pricing term sheet).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Rules and Regulations” means the rules and regulations of the Commission, including the Securities Act Regulations.

“Rule 424(b)” means Rule 424(b) of the Securities Act Regulations.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”).
“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.
(ii)    Registration Statement and Prospectuses.
(A)    Each of the Registration Statement and any amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Statutory Prospectus or the Final Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
(B)    The Company meets the requirements for the use of, and has prepared and filed with the Commission the Registration Statement, including a prospectus relating to, among other things, the Offered Securities, to be issued from time to time by the Company.
(C)    At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), at the Applicable Time relating to the Offered Securities or at any Closing Date, the Registration Statement complied or will comply in all material respects with the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act. Each Statutory Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in each Statutory Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and

Regulations and the Exchange Act, as applicable. Each Statutory Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (as defined below), except to the extent permitted by Regulation S-T.
(iii)    Accurate Disclosure.
(A)    At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), at the Applicable Time relating to the Offered Securities and, at the Closing Date, the Registration Statement did not contain or will not contain an untrue statement of a material fact and did not omit or will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Final Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and, at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(B)    The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or any Statutory Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information (as defined below).
(iv)    Issuer Free Writing Prospectus. Other than the Registration Statement, any Statutory Prospectus and the Final Prospectus and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act, the Company (including its agents and representatives) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any documents incorporated by reference therein, or any prospectus supplement relating to this offering deemed to be part thereof that has not been superseded or modified, the General Disclosure Package or the Final Prospectus.
(v)    Independent Accountants.
(A)    PricewaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules of the Company and its Subsidiaries included in the Registration Statement, the General Disclosure Package and the Final Prospectus are independent registered public accountants as required by the Securities Act, the Rules and Regulations, the Public Company Accounting Oversight Board and the Exchange Act.
(B)    PricewaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules of Western Asset Mortgage Capital Corporation, a Delaware corporation (“WMC”), included in the Form 8-K/A filed by the Company on December 8, 2023, and incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are independent registered public accountants as required by the Securities Act, the Rules and Regulations, the Public Company Accounting Oversight Board and the Exchange Act.
(vi)    Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries and WMC and its consolidated Subsidiaries, as the case may be, at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries or WMC and its consolidated Subsidiaries, as the case may be, for the periods specified. Said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and has been prepared in accordance with the Rules and Regulations applicable thereto. The pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus. The pro forma financial statements included in the Registration Statement, General Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus under the Securities Act, the Exchange Act or the Rules and Regulations.
(vii)    No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement or the General Disclosure Package or otherwise publicly disclosed in the case of clause (C) below, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, (A) there has been no material adverse change in the financial condition, or in the earnings, business affairs, properties or business prospects of the Company and its Subsidiaries, whether or not arising in the ordinary course of business (a “Company Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(viii)    Good Standing of the Company. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Company Material Adverse Effect.
(ix)    Good Standing of Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Company Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
(x)    Capitalization. The authorized capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus as of the respective dates thereof. The outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. None of the outstanding capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xi)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(xii)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xiii)    Authorization and Description of Offered Securities. The Offered Securities to be purchased by the Underwriters from the Company have been duly authorized and, at the applicable Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment therefor pursuant to this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar legal requirements affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The descriptions of the Indenture and the Offered Securities set forth under the heading “Description of the Notes” in the Statutory Prospectus and the Final Prospectus and “Description of Debt Securities” in the Statutory Prospectus, insofar as such statements purport to summarize certain provisions of the Offered Securities and Indenture, provide a fair summary of such provisions.
(xiv)    Authorization of the Indenture. When executed, the Indenture will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability. At the time of purchase, the Indenture will be duly qualified under the Trust Indenture Act. When executed and delivered, the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(xv)    Descriptions of the Agreement and Other Matters. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Company’s operating policies and investment guidelines described in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(xvi)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that have been waived or would not, singly or in the aggregate, result in a Company Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Company Material Adverse Effect. The execution, delivery and performance of each of this Agreement, the Indenture, the Offered Securities and the consummation of the transactions contemplated by this Agreement and in the Registration Statement, the General Disclosure Package and the Final Prospectus (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Offered Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that have been waived or would not, singly or in the aggregate, result in a Company Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
(xvii)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.
(xviii)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which might result in a Company Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, could not result in a Company Material Adverse Effect.
(xix)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(xx)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Rules and Regulations, the rules of the NYSE or state securities laws.
(xxi)    Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Company Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company Material Adverse Effect.
(xxii)    Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Final Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Final Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii)    Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Company Material Adverse Effect.
(xxiv)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus or would not, singly or in the aggregate, result in a Company Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or known threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no known events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxv)    Accounting Controls and Disclosure Controls.
(A)    The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act and the Rules and Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the Company’s formation, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(B)    The Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rules 13a-15 and Rule 15d-15 under the Exchange Act and the Rules and Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxvi)    Compliance with the Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxvii)    Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Company Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Company Material Adverse Effect.
(xxviii)     Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Company Material Adverse Effect. Neither of the

Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(xxix)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
(xxx)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act (“Regulation M”).
(xxxi)    Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), the Bribery Act 2010 of the United Kingdom or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is subject. Each of the Company, its Subsidiaries and their affiliates have conducted its businesses in compliance with the FCPA, the Bribery Act 2010 of the United Kingdom and any applicable similar law or regulation and has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. None of the Company or any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering of the Offered Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any anti-corruption laws, including the FCPA.
(xxxii)    Anti-Money Laundering Laws. The operations of the Company, and its Subsidiaries and, to the Company’s knowledge, affiliates of the Company, are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding (including any inquiries or investigations by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator) with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened or contemplated.
(xxxiii)     OFAC Sanctions. None of the Company or any of its Subsidiaries (collectively, the “Entity”) nor any director, officer or employee thereof, nor, to the Entity’s knowledge, any agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (i) currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Russia, Belarus, the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine and the non-government controlled areas of Kherson Zaporizhzhia), and the Entity will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past 5 years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(xxxiv)     Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities to repay any outstanding debt owed to any affiliate of any Underwriter.
(xxxv)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(xxxvi)     No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Final Prospectus and that is not so described in such documents and in the General Disclosure Package.
(xxxvii)    Employment; Noncompetition; Nondisclosure. Except as would not be material to the Company, the Company has not been notified that any executive officer or key employee of the Company, AG REIT Management, LLC (the “Manager”) or Angelo, Gordon & Co., L.P. (“Angelo, Gordon”), or significant number of members of the residential mortgage-backed securities

(“RMBS”) or commercial mortgage-backed securities (“CMBS”) investment teams of the Company, the Manager or Angelo, Gordon plan to terminate his, her or their employment with his, her or their current employer. Neither the Manager, Angelo, Gordon, nor any executive officer or key employee of the Manager or Angelo, Gordon is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Manager or Angelo, Gordon as described in the Management Agreement, dated June 29, 2011, by and between, the Company and the Manager, as amended (the “Management Agreement”), the Registration Statement, the General Disclosure Package or the Final Prospectus.
(xxxviii)    Real Estate Investment Trust Status. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Section 856 through 860 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ended December 31, 2011. Commencing with its short taxable year ended December 31, 2011, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the General Disclosure Package and the Final Prospectus are true, complete and correct in all material respects.
(xxxix)    Description of Organization and Method of Operation. The description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus is accurate and presents fairly the matters referred to therein in all material respects. The Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable, its qualification as a REIT.
(xl)    No Rated Securities. Other than the Offered Securities, none of the outstanding securities of the Company or any of its Subsidiaries are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act).
(xli)    Actively Traded. The common stock of the Company is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M by subsection (c)(1) of that rule.
(xlii)    Cybersecurity; Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, and to the Company’s knowledge free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or access to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have taken all necessary actions to materially comply with the European Union General Data Protection Regulation if and to the extent applicable (and to prepare to materially comply with all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with the same would be reasonably likely to create a material liability) as soon they take effect except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
(b)    The Manager represents and warrants to, and agrees with, the Underwriters that:
(i)    Certain Information. The information regarding the Manager and Angelo, Gordon and the funds and accounts managed by Angelo, Gordon and its affiliates in the Registration Statement, the General Disclosure Package and the Final Prospectus is true, correct and complete in all material respects. The Manager has no present plan or intention to materially alter its investment policy or investment allocation policy with respect to the Company as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(ii)    Good Standing of the Manager. The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties or business prospects of the Manager and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(iii)    Due Authorization. The Manager has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(iv)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.
(v)    Other Agreements of the Manager. The Management Agreement has been duly authorized, executed and delivered in accordance with its terms by each of the parties thereto and constitutes a valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
(vi)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, there has been no material adverse change in the financial condition, or in the earnings, business affairs, properties or business prospects of the Manager, whether or not arising in the ordinary course of business (a “Manager Material Adverse Effect”).
(vii)    Absence of Violations, Defaults and Conflicts. The Manager is not (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of it or any of its subsidiary is subject, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over it or any of its subsidiaries or any of their respective properties, assets or operations, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, result in a Manager Material Adverse Effect.
(viii)    No Conflicts. The execution, delivery and performance by the Manager of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Manager, or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of it or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter, bylaws or similar organizational document of it or any of its subsidiaries or (C) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over it or any of its subsidiaries or any of their respective properties, assets or operations, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, result in a Manager Material Adverse Effect.
(ix)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency is necessary or required for the performance by the Manager of its obligations under this Agreement, in connection with the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Rules and Regulations, the rules of the NYSE or state securities laws.
(x)    Possession of Licenses and Permits. The Manager and its subsidiaries possess such Governmental Licenses issued by the appropriate arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, except where the failure so to possess would not, singly or in the aggregate, result in a Manager Material Adverse Effect. The Manager and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Manager Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Manager Material Adverse Effect. The Manager and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Manager Material Adverse Effect.
(xi)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency now pending or, to the knowledge of the Manager, threatened, against or affecting the Manager or any of its subsidiaries, which might result in a Manager Material Adverse Effect, or which would materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by it of its obligations hereunder.
(xii)    Foreign Corrupt Practices Act. Neither the Manager nor any of its subsidiaries nor, to the knowledge of the Manager, any director, officer, agent, employee or affiliate of the Manager or any of its subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business

Transactions, the FCPA, the Bribery Act 2010 of the United Kingdom or any similar law or regulation to which the Manager, any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Manager or any of its subsidiaries is subject. Each of the Manager, its subsidiaries and their affiliates have conducted its businesses in compliance with the FCPA, the Bribery Act 2010 of the United Kingdom and any applicable similar law or regulation and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. None of the Manager or any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Offered Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any anti-corruption laws, including the FCPA.
(xiii)    Anti-Money Laundering Laws. The operations of the Manager, and its subsidiaries and, to the Manager’s knowledge, affiliates of the Manager, are and have been conducted at all times in material compliance with the Anti-Money Laundering Laws, and no action, suit or proceeding (including any inquiries or investigations by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator) with respect to the Anti-Money Laundering Laws is pending or, to the Manager’s knowledge, threatened or contemplated.
(xiv)    OFAC Sanctions. None of the Manager nor any of its subsidiaries (collectively, the “Manager Entity”) nor any director, officer or employee thereof, nor, to the Manager Entity’s knowledge, any agent, affiliate or representative of the Manager Entity, is a Person that is, or is owned or controlled by a Person that is (i) currently subject to any Sanctions or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Russia, Belarus, the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine and the non-government controlled areas of Herson and Zaporizhzhia), and the Manager Entity will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past 5 years, the Manager Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(xv)    Financial Resources. The Manager has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, the Registration Statement, the General Disclosure Package and the Final Prospectus and under this Agreement.
(xvi)    Employment; Noncompetition; Nondisclosure. Except as would not be material to the Company, the Manager has not been notified that any executive officer or key employee of the Company, the Manager or Angelo, Gordon, or a significant number of members of the RMBS or CMBS investment teams of the Company, the Manager or Angelo, Gordon plan to terminate his, her or their employment with his, her or their current employer. Neither the Manager, Angelo,

Gordon, nor any executive officer or key employee of the Manager or Angelo, Gordon is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Manager or Angelo, Gordon as described in the Management Agreement, the Registration Statement, the General Disclosure Package or the Final Prospectus.
(xvii)    Accounting Controls. The Manager maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act and the Rules and Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no material weaknesses in the Manager’s internal controls. The Manager’s auditors and the Audit Committee of the Board of Directors of the Manager have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Manager’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Manager’s internal controls over financial reporting.
(xviii)    Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as contemplated by the Management Agreement, the Registration Statement, the General Disclosure Package and the Final Prospectus.
Any certificate signed by or on behalf of the Manager and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Manager to the Underwriters as to the matters covered thereby.
2. Purchase, Sale and Delivery of Offered Securities.
On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto at a purchase price of 96.85% of the principal amount thereof, plus accrued interest, if any, from January 26, 2024 to the Effective Time. The Company is advised by the Representatives that the Underwriters intend (i) to make a public offering of their respective principal amounts of the Firm Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Securities upon the terms set forth in the Final Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine in accordance with the rules and regulations of the Securities Act.
The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Skadden, Arps, Slate, Meagher & Flom LLP, at 10:00 a.m., New York time, on January 26, 2024, or at such other time not later than ten full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” The Firm Securities shall be global notes registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Firm Securities will be represented by book entries on the records of DTC and participating members thereof. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the First Closing Date.
In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities to cover over-allotments at the purchase price per Security to be paid for the Firm Securities, plus interest accrued from the time of purchase to the additional time of purchase (as defined below), subject to adjustment in accordance with Section 7 hereof. The Company agrees to sell to the Underwriters the aggregate principal amount of Optional Securities specified in such notice (subject to such adjustment as the Representatives may determine to ensure that the Optional Securities are issued in minimum denominations of $25 and whole multiples of $25 in excess thereof) and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the aggregate principal amount of Firm Securities set forth opposite such Underwriter’s name bears to the total aggregate principal amount of Firm Securities (subject to such adjustment as the Representatives may determine to ensure that the Optional Securities are issued in minimum denominations of $25 and whole multiples of $25 in excess thereof). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. Payment of the purchase price for the Optional Securities shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Securities.
3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

4. Certain Agreements of the Company and the Manager.
(a)    The Company agrees with the several Underwriters that:
(i)    Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date the Statutory Prospectus is first used or the execution and delivery of this Agreement. With respect to the offering of the Offered Securities, the Company has complied and will comply with Rule 433.
(ii)    Filing of Term Sheet. The Company will prepare a final term sheet for the Securities, containing solely a description of the final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule C hereto, and will file such term sheet pursuant to, and within the time required by, Rule 433(d).
(iii)    Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will not effect such amendment or supplementation without the Representatives’ consent, which shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of (A) the filing of any such amendment or supplement, (B) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (C) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(iv)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.
(v)    Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.
(vi)    Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representatives. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
(vii)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(viii)    Reporting Requirements. During the period of two years after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
(ix)    Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, (A) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (B) costs and expenses (if any) related to the review by the Financial Industry Regulatory Authority (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review) with such costs not to exceed $15,000, (C) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Company’s officers and employees, and (2) any other expenses of the Company, (D) the fees and expenses incident to listing the Offered Securities on the NYSE, (E) the fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (F) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (G) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (H) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company, (I) the fees and expenses of counsel for the Underwriters, up to $100,000, (J) all fees for clearance, settlement and book-entry transfer of the Offered Securities through DTC, and (K) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
(x)    Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder.
(xi)    Absence of Manipulation. The Company will not take, and will cause its Subsidiaries and affiliates not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
(xii)    Restriction on Sale of Securities. During the period beginning on the date hereof and continuing to and including 30 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, which may not be unreasonably withheld, on behalf of the Underwriters, the Company will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or its Subsidiaries or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing. For the avoidance of doubt, the foregoing sentence should not apply to the Company’s purchase of any portion of the 6.75% Convertible Senior Notes due 2024.
(xiii)    No Restrictions on Subsidiaries. No subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any of its Subsidiaries, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or any of its Subsidiaries any loans or advances to such subsidiary from the Company or any of its Subsidiaries or from transferring any of such subsidiary’s properties or assets to the Company or any of its Subsidiaries.
(xiv)    Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its shareholders to be so qualified.

(xv)    NYSE Listing. The Company will use its reasonable best efforts to cause the Securities to be listed for trading on the NYSE within the time period specified in the General Disclosure Package and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE. Prior to the time of purchase, the Company will cause the Securities to be registered under the Exchange Act by filing with the Commission a registration statement on Form 8-A.
(b)    The Manager agrees with the several Underwriters that the Manager will not take, and will cause its subsidiaries and affiliates over which the Manager exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Manager herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company, the Manager and their respective subsidiaries made pursuant to the provisions hereof, to the performance by the Company and the Manager of their obligations hereunder and to the following additional conditions precedent:
(a)    Accountants’ Comfort Letter.
(i)    The Representatives shall have received letters, dated the date hereof and each Closing Date, of PricewaterhouseCoopers LLP (independent registered public accountants for the Company since 2011), confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ii)    The Representatives shall have received letters, dated the date hereof and each Closing Date, of PricewaterhouseCoopers LLP (independent registered public accountants for WMC for the periods covered by the financial statements of WMC included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus), confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of WMC included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(b)    Chief Financial Officer’s Certificates. At the time of the execution of this Agreement and at the Closing Date, the Representatives shall have received a certificate, dated as of the date hereof and as of the Closing Date, respectively, of the Chief Financial Officer of the Company in substantially the form set forth on Annex I hereto and to such further effect as counsel to the Underwriters may reasonably request.
(c)    Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.
(d)    No Material Adverse Change. Between the date of this Agreement and the applicable Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of debt securities, if any, of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)    Opinion of Counsel for the Company and the Manager. The Representatives shall have received an opinion and a negative assurance letter, dated such Closing Date, of Hunton Andrews Kurth LLP, counsel for the Company and the Manager in substantially the form set forth on Annex II hereto.
(f)    Opinion of Maryland Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Venable LLP, Maryland counsel for the Company, in substantially the form set forth on Annex III hereto.
(g)    Tax Opinion. The Representatives shall have received a tax opinion, dated such Closing Date, of Hunton Andrews Kurth LLP, counsel for the Company, in substantially the form set forth on Annex IV hereto.
(h)    Opinion of Counsel for Underwriters. The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion and a negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(i)    Company Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
(j)    Manager Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Manager in which such officers shall state that: the representations and warranties of the Manager in this Agreement are true and correct; and the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
6. Indemnification and Contribution.
(a)    Indemnification by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, an Issuer Free Writing Prospectus or the General Disclosure Package or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, in or omission or alleged omission from any of such documents, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(b)    Indemnification by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or the General Disclosure Package, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information in the first table and the fourth and tenth paragraphs under the caption “Underwriting” (the “Underwriter Information”).
(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(d)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the (i) total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and (ii) the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Company for the Offered Securities, bear to the aggregate price to the public received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).
7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total aggregate principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total aggregate principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
8. Recognition of the U.S. Special Resolution Regimes.
(a)    Transfers. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    Default Rights. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 8:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Manager or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and reasonable disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 6 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect.
10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to the Representatives, c/o Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attn: Investment Banking Division (fax: (212) 507-8999), RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281, Telephone: (212) 618-7706, Email: TMGUS@rbccm.com, Attention: DCM Transaction Management/Scott Primrose, UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attn: Fixed Income Syndicate (fax: (203)

719-0495), Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attn: Capital Markets and Piper Sandler & Co, 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Debt Capital Markets, with a copy to Piper Sandler General Counsel: 1251 Avenue of the Americas, 6th Floor, New York, New York 10020 (email: LegalCapMarkets@psc.com), with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York, 10001, Attn: David J. Goldschmidt, Esq. (email: David.Goldschmidt@skadden.com) (or in any case to such other address as the person to be notified may have requested in writing); or, if sent to the Company or the Manager will be mailed, delivered or telegraphed and confirmed to it at 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: Jenny B. Neslin, General Counsel and Secretary, with a copy to; Hunton Andrews Kurth LLP, 2200 Pennsylvania Avenue NW, Washington, D.C., 20037, Attn: Robert Smith, Esq. (email: RSmith@huntonak.com); provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.
12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.
13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement.
14. Absence of Fiduciary Relationship. The Company and the Manager acknowledge and agree that:
(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Manager and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Manager on other matters;
(b)    Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Representatives, and the Company or the Manager is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    Absence of Obligation to Disclose. The Company and the Manager have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager, and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship; and
(d)    Waiver. Each of the Company and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including shareholders, employees or creditors of the Company or the Manager.
15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Each of the Company and the Manager hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Manager irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Manager and the several Underwriters in accordance with its terms.

Very truly yours,
AG MORTGAGE INVESTMENT TRUST, INC.
By:         /s/ Anthony Rossiello
Name: Anthony Rossiello
Title: Chief Financial Officer
AG REIT MANAGEMENT, LLC
By:     /s/ Christopher D. Moore
Name: Christopher D. Moore
Title: Chief Legal Officer and Secretary

    [Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
MORGAN STANLEY & CO. LLC
By:     /s/ Hector Vazquez
Name: Hector Vazquez
Title: Executive Director
RBC CAPITAL MARKETS, LLC
By:     /s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director
UBS SECURITIES LLC
By:     /s/ John Sciales
Name: John Sciales
Title: Director
By:     /s/ Aaron Dupere
Name: Aaron Dupere
Title: Associate Director
KEEFE, BRUYETTE & WOODS, INC.
By:     /s/ Edward B. Conway
Name: Edward B. Conway
Title: Managing Director
PIPER SANDLER & CO.
By:     /s/ Thomas S. Howland
Name: Thomas S. Howland
Title: Managing Director
Acting on behalf of itself and as Representatives of the several Underwriters named in Schedule A hereto.

    [Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of Firm Securities to be Purchased	Principal Amount of Optional Securities to be Purchased
Morgan Stanley & Co. LLC	$7,500,000	$1,125,000
RBC Capital Markets, LLC	$7,500,000	$1,125,000
UBS Securities LLC	$7,500,000	$1,125,000
Keefe, Bruyette & Woods, Inc.	$3,750,000	$562,500
Piper Sandler & Co.	$3,750,000	$562,500
Total	$30,000,000	$4,500,000

Schedule A

SCHEDULE B
General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)
Pricing Term Sheet, dated January 23, 2024